Exhibit 99.1

In connection with the Annual Report of United Community  Banks, Inc. Profit Sharing Plan (the "Plan") on Form 11-K for the period ending December 31, 2002 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jimmy C. Tallent, President and Chief Executive Officer of United Community Banks, Inc. ("United"), and I, Rex S. Schuette, Executive Vice President and Chief Financial Officer of United, certify, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

By:	/s/ Jimmy C. Tallent Jimmy C. Tallent President and Chief Executive Officer

By:	/s/ Rex S. Schuette Rex S. Schuette Executive Vice President and Chief Financial Officer